EXHIBIT 99.1

Contact: Ann Kaesermann Vice President – Accounting & Investor Relations, CAO investors@mrcorp.com (713) 495-3100 NEWS RELEASE

Mission Resources Clarifies Press Release

HOUSTON, July 6, 2005 – Mission Resources Corporation (NASDAQ: MSSN) announced yesterday in a press release that it had signed a definitive agreement selling non-operated interests in the Goldsmith and Wasson oil fields, located in Ector and Yoakum Counties, Texas, to XTO Energy Inc.

The press release incorrectly stated that the joint proxy statement/prospectus relating to the acquisition of Mission by Petrohawk Energy Corporation was not yet final and would be amended. The joint proxy statement/prospectus has been finalized, and as previously announced, the proxy statements and related materials for the respective companies were mailed June 28, 2005 to all stockholders of Petrohawk and Mission as of June 13, 2005, the record date for each company. Stockholders may also obtain a copy of these materials and information on voting procedures by contacting Georgeson Shareholder Communications, Inc. at 800-790-6795.

About Mission Resources: Mission Resources Corporation is a Houston-based independent exploration and production company that drills for, acquires, develops and produces natural gas and crude oil primarily in the Permian Basin (in West Texas and Southeastern New Mexico), along the Texas and Louisiana Gulf Coast and in both the state and federal waters of the Gulf of Mexico.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. Mission undertakes no duty to update or revise these forward-looking statements.

As announced on April 4, 2005, Mission and Petrohawk Energy Corporation (NASDAQ: HAWK) (“Petrohawk”) have entered into a definitive agreement whereby Petrohawk will acquire Mission for a combination of Petrohawk stock, cash and the assumption of debt. The acquisition is subject to customary conditions, including the approval of the stockholders of both companies. The transaction is expected to close in the third quarter of 2005.

In connection with the acquisition, Petrohawk and Mission will file materials relating to the acquisition with the SEC, including a joint proxy statement/prospectus on Form S-4 that was filed with the SEC by Petrohawk. The joint proxy statement/prospectus contains important information about the acquisition. Investors and security holders of Petrohawk and Mission are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Petrohawk, Mission and the acquisition. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Petrohawk may be obtained free of charge from Petrohawk’s website at www.petrohawk.com. The documents filed with the SEC by Mission may be obtained free of charge from Mission’s website at www.mrcorp.com. Investors and security holders are urged to read the joint proxy

Mission Resources Corporation 1331 Lamar, Suite 1455 Houston, Texas 77010 www.mrcorp.com statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed acquisition.

Petrohawk, Mission and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Petrohawk and Mission in favor of the acquisition. Information about the executive officers and directors of Petrohawk and their direct or indirect interests, by security holdings or otherwise, in the acquisition is set forth in the joint proxy statement/prospectus on Form S-4 as filed with the SEC by Petrohawk. Information about the executive officers and directors of Mission and their direct or indirect interests, by security holdings or otherwise, in the acquisition is set forth in the proxy statement/prospectus relating to the acquisition on Form S-4 as filed with the SEC by Petrohawk. Information about the executive officers and directors of Mission and their ownership of Mission common stock is set forth in the Annual Report on Form 10 K/A that was filed by Mission with the SEC on April 12, 2005.

Mission Resources Corporation 1331 Lamar, Suite 1455 Houston, Texas 77010 www.mrcorp.com